UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 7, 2022
TRICIDA, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-38558	46-3372526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
7000 Shoreline Court
Suite 201
South San Francisco, CA 94080
(Address of principal executive offices) (Zip Code)
(415) 429-7800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.001 per share	TCDA	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.		☐

Item 1.02	Termination of a Material Definitive Agreement.
On December 7, 2022, Tricida, Inc. (“Tricida”) received notice from Patheon Austria GmbH & Co KG (“Patheon”) alleging that Tricida was in material breach of the Manufacturing and Commercial Supply Agreement, effective October 4, 2019 (as amended by amendment no. 1 dated March 30, 2021, amendment no. 2 dated August 26, 2021, amendment no. 3 dated July 1, 2022, and amendment no. 4 dated September 15, 2022 collectively the “Agreement”) between Tricida and Patheon. The notice also purports to terminate the Agreement and seeks payment for additional amounts and damages that Patheon claims are now due to it under the Agreement and applicable law.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On December 8, 2022, Tricida received a notice from The Nasdaq Stock Market (“Nasdaq”) that the Company was not in compliance with Nasdaq’s Listing Rule 5450(b)(2)(C), as the market value of publicly held shares (the “MVPHS”) for the Company’s common stock had been below the minimum MVPHS requirement of $15,000,000 for 30 consecutive business days (the “MVPHS Requirement”).
The notice has no immediate effect on the listing or trading of the Company’s common stock, which will continue to be listed and traded on the Nasdaq Global Select Market, subject to the Company’s compliance with the other Nasdaq listing requirements. The notice indicated that the Company would be provided 180 calendar days, or until June 6, 2023, in which to regain compliance with the MVPHS Requirement.
To regain compliance with the MVPHS Requirement, the Company’s MVPHS must close at $15,000,000 or more for a minimum of ten consecutive business days during this 180-calendar day grace period. In the event the Company does not regain compliance with the MVPHS Requirement by June 6, 2023, the Company may be eligible to transfer to The Nasdaq Capital Market. To qualify, the Company would be required to meet the continued listing requirements for The Nasdaq Capital Market. If the Company does not regain compliance or transfer to The Nasdaq Capital Market before June 6, 2023, the Company will receive a written notification from Nasdaq that its common stock is subject to delisting. If the Company were to receive such a notification, the Company could appeal Nasdaq’s determination to delist its common stock, but there can be no assurance Nasdaq would grant the Company’s request for continued listing.
The Company is continuing to assess its options and intends to actively monitor the closing bid price and the market value of its common stock. There can be no assurance, however, that the Company will regain compliance with 5450(b)(2)(C) or will otherwise be in compliance with other Nasdaq listing criteria.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2022	TRICIDA, INC.

	By:	/s/ Geoffrey M. Parker
	Name:	Geoffrey M. Parker
	Title:	Chief Operating Officer, Chief Financial Officer and Executive Vice President